                                                                      Exhibit 23


                          DELOITTE & TOUCHE LETTERHEAD


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-42357 of Cardinal Health, Inc. on Form S-8 of our report dated November 13, 1998, appearing in this Annual Report on Form 11-K of Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan for the year ended June 30, 1998.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
December 15, 1998

LOGO